Exhibit (d.14)

SUBADVISORY AGREEMENT

THIS SUBADVISORY AGREEMENT is entered into as of the ___ day of ______, 2010, between Frontegra Asset Management, Inc. (“Adviser”) and Phocas Financial Corporation (“Subadviser”).

W I T N E S S E T H

WHEREAS, Frontegra Funds, Inc., a Maryland corporation (the “Corporation”), is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and of which each Fund (as hereinafter defined) is a series thereof;

WHEREAS, pursuant to an Investment Advisory Agreement, dated as of November 1, 2008, between the Corporation and the Adviser (the “Advisory Agreement”), the Adviser has agreed to provide certain investment advisory services to the Funds (as hereinafter defined);

WHEREAS, the Advisory Agreement permits Adviser to delegate certain of its duties as investment adviser to a subadviser; and

WHEREAS, Adviser desires to retain Subadviser as subadviser with respect to each fund named on an Exhibit to this Agreement (each, a “Fund”).

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1.

Appointment as Subadviser.  Adviser hereby appoints Subadviser to act as investment subadviser to each Fund, for the period and on the terms set forth in this Agreement, subject to the general supervision of Adviser and the Board of Directors of the Corporation, and Subadviser agrees to accept such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.

Duties of Subadviser.

(a)

Investments.  Subject to the 1940 Act, the direction of Adviser, the Board of Directors of the Corporation, the investment policies and restrictions of each Fund as set forth in the Corporation’s current registration statement on Form N-1A and the compliance policies and procedures, Subadviser is authorized and directed to purchase, hold, sell and monitor on a continuous basis investments for the accounts of the Funds (the “Investments”).  In providing these services, Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Investments.  Adviser will provide Subadviser with reasonable assistance in connection with Subadviser’s activities under this Agreement, including without limitation, information concerning each Fund, the daily funds available for investment and general affairs of the Corporation.

(b)

Allocation of Brokerage.  Subject to the general supervision of Adviser and the Board of Directors of the Corporation, Subadviser is authorized and directed to establish and maintain accounts on behalf of the Funds, place orders for the purchase and sale of Investments with or through such persons, brokers or dealers as Subadviser may elect, and negotiate commissions to be paid on such transactions.  In selecting brokers or dealers and placing orders, Subadviser will seek to obtain the most favorable combination of price and execution available (considering all factors it deems relevant including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of broker or dealer and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below.

The Subadviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, cause each Fund to enter into a transaction that results in such Fund paying a broker that provides brokerage and research services to the Subadviser a commission in excess of the commission that another broker would have charged for effecting that transaction provided (i) the Subadviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction or in terms of the Subadviser’s overall responsibilities with respect to the Fund and the other accounts as to which the Subadviser exercises investment discretion, (ii) such commission is paid in compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement, and (iii) the Subadviser reasonably believes that the total commissions paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term.

To the extent not prohibited by applicable laws and regulations, if Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other customers, the Subadviser may, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any.  In such event, allocation of these securities and the expenses incurred in the transaction will be made by Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other customers.

(c)

Securities Transactions.  Subadviser and any of its affiliated persons will not purchase securities or other instruments from or sell securities or other instruments to any Fund; provided, however, Subadviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable law and such Fund’s procedures or in accordance with an exemptive order.

(d)

Books and Records.  Subadviser will maintain all books and records required to be maintained pursuant to the 1940 Act, including without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions, and will furnish to Adviser in a timely manner all such books and records relating to Subadviser’s services under this Agreement.  The Subadviser will also preserve such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act.  All books and records shall remain the sole property of the Corporation and shall be immediately surrendered to the Corporation upon request, provided that Subadviser may retain a copy of the books and records.  Upon reasonable advance notice during any business day, all books and records maintained by Subadviser under this Agreement will be made available to the Corporation or Adviser.

(e)

Information Concerning Investments.  As Adviser or the Board of Directors of the Corporation may reasonably request, Subadviser will furnish reports on portfolio transactions and reports on Investments held in the portfolio in such detail as the requesting party may request.  As mutually agreed upon, Subadviser also will provide the Funds and Adviser periodic economic and investment analyses and reports or other investment services normally available to Subadviser’s other clients.  Upon reasonable advance notice, Subadviser will make its officers and employees available to meet with Adviser and the Corporation’s Board of Directors at the Corporation’s principal place of business or another mutually agreed location to review the Investments of the Funds.  Subadviser will provide prompt notice to the Corporation and Adviser of changes in investment strategy, tactics, ownership or key personnel, including any ownership or control changes that may result in an “assignment” of this Agreement for purposes of the 1940 Act.  Subadviser also will provide information or perform additional acts as are customarily performed by a subadviser or which are required for each Fund or Adviser to comply with their respective obligations under applicable law, including without limitation the Internal Revenue Code of 1986, the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Securities Act of 1933, as amended (the “1933 Act”), and any state securities law, rule or regulation.

(f)

Custody Arrangements.  Subadviser acknowledges receipt of a Custody Agreement for the Funds and, to the extent applicable, will comply with the requirements of the Custody Agreement.  On each business day, Subadviser will provide each Fund’s custodian with information relating to all transactions concerning the Fund’s assets, as Adviser or the custodian may request.

(g)

Voting of Proxies.  Subadviser shall vote all securities in which it invests a Fund’s assets in accordance with any policies adopted by the Board of Directors of the Fund.

(h)

Agent.  Subject to any other written instructions of Adviser, the Corporation or the Funds, Subadviser is hereby appointed as Adviser’s, the Corporation’s and each Fund’s agent for the limited purpose of executing account documentation, agreements, contracts and other documents as Subadviser is requested by brokers, dealers, counterparties and other persons in connection with its management of the Investments; provided, however, that any such documentation that the Subadviser shall execute shall comply with all laws, rules and regulations applicable to the business of the Adviser and the Corporation, including but not limited to the Advisers Act, the 1940 Act and the rules and regulations thereunder.  The Subadviser shall provide the Adviser and the Corporation with copies of any documents executed on behalf of the Adviser or the Corporation hereunder as soon as possible after the execution of any such documents.

(i)

Compliance with Applicable Law and Governing Documents.  With respect to all matters relating to its performance under this Agreement, Subadviser and its directors, officers, employees and agents will act in accordance with all applicable law.

Subadviser will act in accordance with the Corporation’s governing instruments and regulatory filings, including the Corporation’s Articles of Incorporation, By-Laws, currently effective Registration Statement under the 1940 Act and the 1933 Act and Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act (the “CEA”), compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act and the Funds’ prospectuses, policies and procedures (collectively, “Governing Instruments and Regulatory Filings”) and any instructions or directions of the Corporation, its Board of Directors or Adviser which shall be provided to the Subadviser in writing, unless delivery of such instructions or directions in writing is impracticable.  Adviser has provided to Subadviser copies of, or provided access to, all Governing Instruments and Regulatory Filings and will provide Subadviser with any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available, and upon receipt, Subadviser will act in accordance with such amendments, supplements or other changes.

(j)

Corporation’s Name; Adviser’s Name.  Subadviser will have no rights relating to the Corporation’s name, a Fund’s name or in the name “Frontegra” as it is used in connection with investment products, services or otherwise, and Subadviser will make no use of such names without the express written consent of the Corporation, such Fund or Adviser, as the case may be; provided that notwithstanding anything in this Agreement, Subadviser shall be entitled to use a Fund’s name and the name “Frontegra” in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization and in connection with performing its obligations under this Agreement.

(k)

Personal Securities Transactions.  Subadviser will observe and comply with Rule 17j-l under the 1940 Act.  Upon request during any business day, Subadviser promptly will make available to Adviser or any Fund any reports concerning such Fund required to be made by Subadviser pursuant to Rule 17j-1 under the 1940 Act.

(l)

Fair Valuation.  In accordance with the valuation procedures adopted by the Board of Directors of the Corporation, as amended from time to time, Subadviser shall provide appropriate assistance with fair valuation of those securities in which it invests Fund assets for which readily available market prices are unavailable.

(m)

Regulatory Filings.  Subadviser will provide a back-up certification to Adviser in a form reasonably satisfactory to each party relating to the Corporation’s periodic reports on Form N-CSR and Form N-Q with respect to matters of which Subadviser has firsthand knowledge and which relate to Subadviser’s obligations hereunder.

(n)

Compliance Oversight.  Subadviser agrees to cooperate with periodic reviews of Subadviser’s compliance program by the Funds’ compliance personnel in performance of their responsibilities under Rule 38a-1 of the 1940 Act.  Subadviser agrees to provide to the Funds copies of its compliance program and such additional information and certifications as may reasonably be requested by the Funds’ compliance personnel.  Subadviser agrees to promptly notify the Adviser of any material compliance violations which affect the Funds.

(o)

Section 15(c) Request for Information.  Subadviser shall provide such information as may reasonably be requested by the Board of Directors of the Corporation under Section 15(c) of the 1940 Act in connection with its annual consideration of this Agreement.

3.

Services Exclusive.  During the term of this Agreement and for a period of one year thereafter, Subadviser (and its successors) and any person or entity controlled by Subadviser other than individual employees, will not act as investment adviser or subadviser or render investment advice to or sponsor, promote or distribute any investment company or comparable entity registered under the 1940 Act that is in the same Lipper category as any Fund.  The only exceptions to this stipulation are:  (i) Adviser consents in writing (which consent shall not be unreasonably withheld, delayed or conditioned); and (ii)  Subadviser is terminated by the Adviser.

In the event the Advisory Agreement is terminated by the Adviser such that the Adviser will no longer provide advisory services to a Fund, for example, due to the dissolution of the Adviser, Subadviser shall have the right of first refusal to continue to manage a Fund, subject to the approval of the Board of Directors of the Corporation, the approval by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of such Fund and any other applicable regulatory requirements.

4.

Duties of Adviser.  Adviser will continue to be responsible for all services to be provided to the Funds pursuant to the Advisory Agreement, and shall oversee and review Subadviser’s performance under this Agreement.

5.

Independent Contractor.  Subadviser will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Corporation, the Funds or Adviser in any way or otherwise be deemed an agent of the Corporation, the Funds or Adviser.

6.

Compensation.  Adviser will pay Subadviser a fee (the “Subadvisory Fee”) for its services to each Fund at an annual rate set forth on the Exhibit relating to such Fund.  The Subadvisory Fee shall accrue each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly by Adviser as soon as practicable, but in no event later than 30 days, following the last day of each month.

7.

Expenses.  The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement other than the cost of Investments (including brokerage commissions, taxes and other transaction charges, if any) purchased or sold by the Funds.  Subadviser will, from time to time at its sole expense, employ such persons as it believes to be competent to assist it in the execution of its duties hereunder.  In addition, Subadviser shall pay the reasonable expenses relating to costs of any special meeting of directors or shareholders of a Fund convened for the sole benefit of Subadviser.

Except to the extent provided in this Section 7 hereof, the Subadviser shall not be responsible for the Fund’s or the Adviser’s expenses, including, but not limited to, the following:  (a) charges and expenses for determining a  Fund’s net asset value and the maintenance of a Fund’s books and records and related overhead; (b) the charges and expenses of a Fund’s legal counsel and auditors; (c) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and/or administrator appointed by the Funds; (d) brokers’ commissions, and issue and transfer taxes chargeable to the Funds in connection with securities transactions to which a Fund is a party; (e) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by a Fund to federal, state or other government agencies; (f) fees and expenses required to be paid for registration with the SEC, or any fees and expenses required to be paid for the sale of Fund shares in any state; (g) expenses related to shareholders’ and directors’ meetings (save in relation to any meetings convened for the primary benefit of Subadviser as referred to above), and the preparation, printing and distribution of prospectuses, proxy statements, reports to shareholders and other Fund sales literature; (h) distribution fees payable pursuant to Rule 12b-1 under the 1940 Act, if any; and (i) compensation payable to the Funds’ directors.

8.

Representations, Warranties and Covenants of Subadviser.  Subadviser represents, warrants and covenants to Adviser, the Corporation, and the Funds as follows:

(a)

Subadviser is registered as an investment adviser under the Advisers Act;

(b)

Subadviser will not engage in any futures transactions or options thereon on behalf of the Fund prior to Subadviser filing a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association or becoming otherwise qualified to act as a commodity trading advisor under the CEA;

(c)

Subadviser is a corporation duly organized and validly existing under the laws of the State of California with the power to carry on its business as it is now being conducted;

(d)

The execution, delivery and performance by Subadviser of this Agreement are within its powers and have been duly authorized by all necessary action, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by Subadviser of this Agreement do not contravene or constitute a default under any provision of applicable law, rule or regulation, Subadviser governing instruments or any agreement, judgment, injunction, order, decree or other instrument binding upon Subadviser;

(e)

This Agreement is a valid and binding agreement of Subadviser;

(f)

Subadviser has provided its current  Form ADV to Adviser (and promptly will provide to Adviser all amendments thereto), and at the time such Form ADV is provided to Adviser, the Form ADV will be a true and complete copy of the most recent form filed with the SEC and, to the best of Subadviser’s knowledge and belief, at the time such Form ADV was filed with the SEC, the information contained therein was accurate and complete in all material respects and did not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(g)

Subadviser has provided its Code of Ethics to Adviser along with the certification required by Rule 17j-1(c)(1)(ii) under the 1940 Act.  In accordance with Rule 17j-1, the Subadviser will submit any material changes to such Code of Ethics to the Corporation’s Board of Directors for approval no later than six months after adoption of the material changes.  During the term of this Agreement, Subadviser will annually certify to the Corporation’s Board of Directors that it has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics, and will describe in a written report to the Corporation’s Board of Directors any issues arising under the Code regarding material violations of the Code and sanctions imposed in response thereto;

(h)

Subadviser will provide backup certification in a form reasonably satisfactory to each party relating to each annual and semi-annual report filed on Form N-CSR by the Corporation;

(i)

 Subadviser has adopted, maintains and implements written compliance policies and procedures as required by Rule 206(4)-7 of the Advisers Act, including written policies and procedures with regard to the protection of customer records and information, as required by Regulation S-P.  Subadviser will provide Adviser with a summary of its policies and procedures and, upon reasonable request by Adviser, shall either (i) certify that Subadviser has complied in all material respects with such policies and procedures or (ii) provide a written report to Adviser describing any material violations of such policies and procedures;

(j)

Subadviser has adopted proxy voting policies which comply in all material respects with the requirements of the 1940 Act;

(k)

Subadviser shall exercise sole investment discretion over the Funds for purposes of all applicable filing requirements under the Securities Exchange Act of 1934, as amended, including without limitation Sections 13(d), (g) and (f); and

(l)

Subadviser will deliver to Adviser and the Fund copies of any material amendments, supplements or updates to any of the information provided to Adviser promptly after becoming available.

9.

Representations, Warranties and Covenants of Adviser.  Adviser represents, warrants and covenants to Subadviser, as follows:

(a)

Adviser is registered as an investment adviser under the Advisers Act;

(b)

Adviser is a corporation duly organized and validly existing under the laws of Illinois with the power to carry on its business as it is now being conducted;

(c)

The execution, delivery and performance by Adviser of this Agreement are within its powers and have been duly authorized by all necessary action, and Adviser has caused to be taken all necessary action under the Advisory Agreement and the 1940 Act to authorize the retention of Subadviser under this Agreement, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement;

(d)

This Agreement is a valid and binding agreement of Adviser and the Corporation on behalf of each Fund;

(e)

The Advisory Agreement permits Adviser to delegate the duties of Subadviser set forth herein to a subadviser; and

(f)

Adviser has provided to Subadviser (i) the Corporation’s current Registration Statement on Form N-1A, (ii) the compliance policies and procedures of each Fund as they relate to Subadviser, (iii) policies and procedures of each Fund relating to proxy voting; (iv) any valuation procedures relating to a Fund (collectively, the “Documents”) and agrees to provide Subadviser with all supplements or amendments to any Document and to advise Subadviser promptly in writing of any changes to any Document or in the Fund’s investment policies or restrictions.

10.

Survival of Representations, Warranties and Covenants.  All representations, warranties and covenants made by the parties pursuant to Sections 8 and 9 will survive for the duration of this Agreement, and Subadviser and Adviser will immediately notify the other party hereto and the Corporation in writing upon becoming aware that any of the foregoing representations, warranties and covenants made by it are no longer true.

11.

Liability and Indemnification.

(a)

Liability.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of Subadviser of its duties or obligations under this Agreement, the Subadviser shall not be subject to any liability for errors of judgment or mistake of law or for any loss suffered by the Adviser, the Corporation, the Fund, or its shareholders in connection with the matters to which this Agreement relates.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of the Adviser of its duties or obligations under this Agreement or the Advisory Agreement, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser or Subadviser from any of their respective obligations under applicable law, including without limitation, federal and state securities laws and the CEA.  Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Corporation or any shareholder of the Corporation may have under any federal securities or state law.

(b)

Indemnification.  The Subadviser shall indemnify the Adviser and the Corporation, and their respective officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act), for any liability and reasonable expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.  The Adviser shall indemnify the Subadviser and its officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act) for any liability and reasonable expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties and obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

12.

Duration and Termination.

(a)

Duration.  This Agreement shall begin with respect to a Fund after it has been approved in accordance with the requirements of the 1940 Act and the Exhibit relating to such Fund has been executed by the Adviser and Subadviser and shall continue in effect for two years from its effective date and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation  shall be specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation, including a majority of the directors who are not parties to this Agreement or “interested persons” of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of a Fund.

(b)

Termination.  Notwithstanding anything to the contrary provided herein, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:  (i) by the vote of a majority of the Board of Directors of the Corporation, by the vote of a majority of the outstanding voting securities of such Fund or by Adviser, in each case upon not more than 60 days’ written notice to Subadviser; or (ii) by Subadviser upon not less than 120 days’ written notice to Adviser, the Corporation and such Fund.  This Agreement shall also terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act) or upon the termination of the Advisory Agreement.

13.

Amendment.  This Agreement may be amended with respect to a Fund by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by (i) the affirmative vote of a majority of the Board of Directors of the Corporation cast in person at a meeting called for that purpose, including a majority of directors who are not “interested persons” of such Fund or the Adviser, and (ii) if necessary, by a vote of a majority of the outstanding voting securities of such Fund.  If such amendment is proposed in order to comply with the requirements of the SEC, state regulatory bodies or other governmental authorities, Adviser will notify Subadviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if Subadviser declines to assent to such amendment, the Adviser may terminate this Agreement forthwith.

14.

Confidentiality.  Subject to the duties of the Subadviser to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction or under compulsory process of law, the Subadviser shall, during the term of this Agreement and for a period of 5 years thereafter, treat as confidential all non-public information pertaining to the Funds and the actions of Subadviser, the Adviser and the Corporation in respect thereof.  Information disclosed in voluntary and required reports to shareholders of the Corporation and to regulatory authorities or otherwise in the public domain other than by action of the Subadviser is deemed to be public information.  Subadviser agrees to adhere to the privacy policies adopted by the Corporation pursuant to Regulation S-P under the Gramm-Leach-Bliley Act.  Subadviser has adopted, implemented and agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information, and to ensure proper disposal of such information, relating to Fund shareholders in compliance with Regulation S-P.  Subadviser will not share any nonpublic personal information concerning Fund shareholders with any other party except as necessary for the performance of duties under this Agreement or as required by law or allowed under one of the exceptions set forth in Regulation S-P.

15.

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt or by electronic transmission, to the parties at their principal places of business, which may from time to time be changed by the parties by notice to the other party.  As of the date of this Agreement, the addresses of the parties are:

Corporation and Adviser:

Frontegra Funds, Inc.

Frontegra Asset Management, Inc.

Attention: William D. Forsyth III

400 Skokie Blvd., Suite 500

Northbrook, IL  60062

Fax: 847.509.9845

Subadviser:

Phocas Financial Corporation

Attention:  William F.K. Schaff

980 Atlantic Avenue, Suite 106

Alameda, CA  94501

Fax:  510.523.5801

16.

Governing Law.  This Agreement is governed by and construed in accordance with the laws of the United States and the internal laws of the State of Illinois without giving effect to conflicts of laws principles; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective Acts.

17.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

18.

Third Party Rights.  In addition to the parties hereto, this Agreement is intended to be for the benefit of the Corporation, which is intended to be a third-party beneficiary hereunder and may, as such, exercise such rights as if it were the Adviser.  With the exception of such parties, no other party shall have any rights hereunder.

19.

Severability.  If any provision of this Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

20.

Miscellaneous.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof.  Specifically, as used in this Agreement, “investment company,” “affiliated person,” “interested person,” “assignment,” “broker,” “dealer” and “affirmative vote of the majority of the Fund’s outstanding voting securities” shall all have such meaning as such terms have in the 1940 Act.  The term “investment adviser” shall have such meaning as such term has in the Advisers Act or the 1940 Act, as the case may be.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is amended or modified by a rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such amended or modified rule, regulation or order.

21.

Sole Agreement.  This Agreement represents the entire agreement and understanding between the parties and sets forth the rights, duties and obligations of each party to the other as of its date.  Any prior agreements, understandings and representations relating to the subject matter of this Agreement are incorporated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

FRONTEGRA ASSET MANAGEMENT, INC.

By: ___________________________________
Name: William D. Forsyth, III
Title: President
Attest:__________________________________

PHOCAS FINANCIAL CORPORATION

By: ___________________________________
Name: William F.K. Schaff
Title: President
Attest:__________________________________

Exhibit A

Frontegra Phocas Small Cap Value Fund

Subadvisory Fee

0.25 of 1% of the average daily net assets of the Fund when the Fund has net assets of $75,000,000 or less, not subject to any reductions.  When the Fund’s net assets exceed $75,000,000, the Subadvisory Fee shall be 50% of the net fee received by the Adviser from the Fund after giving effect to any contractual or voluntary expense cap borne by Adviser.

Executed as of this __ day of _______, 2010.

FRONTEGRA ASSET MANAGEMENT, INC.

By: ___________________________________
Name: William D. Forsyth, III
Title: President

PHOCAS FINANCIAL CORPORATION

By: ___________________________________
Name: William F.K. Schaff
Title: President